EXHIBIT 99.1

Federated National Holding Company Reports Second Quarter 2017 Results

SUNRISE, Fla., Aug. 07, 2017 (GLOBE NEWSWIRE) -- Federated National Holding Company (the “Company”) (Nasdaq:FNHC) today reported results for the three and six months ended June 30, 2017.

Q2 2017 highlights (as measured against the same three-month period last year, except where noted):

  Gross written premiums of $168.7 million
  4.1% increase in Florida homeowners’ policies to approximately 280,000
  56.7% increase in non-Florida homeowners’ policies to approximately 24,500
  35.6% increase in total revenue to $97.6 million
  $2.8 million of claims, net of reinsurance, from rainstorms, tornados, and other severe weather events in Florida, Louisiana, and Texas
  $3.1 million of losses from prior year development related to Automobile and Homeowners lines of business
  Net income of $4.9 million or $0.37 per diluted share
  4.4% increase in book value per share, excluding noncontrolling interest, to $16.97 as compared with $16.26 at December 31, 2016
  Total loss reserves at June 30, 2017 of $157.0 million
  Repurchased 390,923 shares of common stock at a weighted average price of $15.82, during the second quarter of 2017.

Commenting on the quarter, Mr. Michael H. Braun, the Company’s Chief Executive Officer, said, “Our net income of $4.9 million for the second quarter includes an expense of $2.8 million in claims, net of reinsurance, related to multiple severe weather events that impacted our policyholders. During the quarter, we also achieved multiple initiatives including finalization of our excess-of-loss catastrophe reinsurance program, replacement of our 10% Florida homeowners quota share treaty, and implementation of actions to improve underwriting results in our automobile book of business. We also continued with our previously announced share repurchase program.  Our 2016 statewide average rate increase of 5.6% on our Florida homeowners’ book of business will be fully reflected in our earned premium for the third quarter, and our additional statewide average rate increase of 9.9% takes effect beginning August 1st.  We are also pleased to provide enhanced disclosures this quarter via the presentation of our results by line of business basis, demonstrating our continued commitment to transparency with the investing community.  It is our intent to provide this supplemental information on an ongoing basis.”

Line of Business Reporting and Income Statement Reclassifications

In order to provide greater transparency into our operating results, beginning this quarter the Company has provided supplemental line of business information. The “Homeowners” line of business consists of our homeowners and fire property and casualty insurance business, which currently operates in Florida, Alabama, Texas, Louisiana and South Carolina. The “Automobile” line of business consists of our nonstandard personal automobile insurance business which currently operates in Georgia, Texas, Alabama, and Florida. The “Other” line of business primarily consists of our commercial general liability and federal flood businesses, along with corporate and investment operations. As part of our initial presentation of line of business information, we have provided supplemental schedules of quarterly results dating back to the first quarter of 2016.

In conjunction with the inception of line of business reporting, the Company has reclassified certain items in the consolidated statement of operations.  These reclassifications have no impact on net income, but do impact Other income, Losses and loss adjustment expenses and Commissions and other underwriting expenses, and accordingly, the loss ratio, expense ratio and combined ratio.  These reclassifications are immaterial to the consolidated financial statements, but better reflect the substance of the underlying activities.  The items reclassified include: (1) ceding commission income in Automobile is now presented in Commissions and other underwriting expenses, having previously been presented in Other income; and (2) compensation costs associated with our claims management activities are now presented in Loss and loss adjustment expenses, having previously been presented in Commissions and other underwriting expenses.  To aid users of our financial statements, we have provided a schedule of consolidated quarterly results and operating ratios dating back to the first quarter of 2016.  These reclassifications are reflected in all consolidated and line of business results presented herein.

Revenues

  Total revenues increased $25.6 million, or 35.6%, to $97.6 million for the three months ended June 30, 2017, compared with $71.9 million for the same three-month period last year.

  Gross written premiums decreased $2.5 million, or 1.5%, to $168.7 million in the quarter, compared with $171.2 million for the same three-month period last year. The decrease was driven by Automobile, which decreased $8.4 million, offset by Homeowners increasing $6.0 million.  The Automobile decrease was related to moving two of our programs into run-off during the second half of 2016, plus a third program in the first quarter of 2017, thus reducing the premiums being written this quarter.  Homeowners’ non-Florida continues to have significant growth in 2017, specifically in Louisiana and Texas, with Texas beginning to write policies in the first quarter of 2017.  Homeowners’ Florida written premiums this quarter, which include the 5.6% rate increase that became effective August 1, 2016, was in line with the same period last year.

  Gross premiums earned increased $13.2 million, or 9.6%, to $150.6 million, driven primarily by growth in Homeowners spanning all states, and to a lesser extent by growth in Automobile.

  Ceded premiums earned decreased $9.9 million, or 12.8%, to $67.4 million in the quarter, compared with the same three-month period last year.  The decrease in ceded premiums earned was driven primarily by the expiration of the 30% Florida-only property quota share treaty, which ended on July 1, 2016.  The effect of this expiration was partially offset by additional excess-of-loss reinsurance costs purchased for the 2016-2017 reinsurance programs, which became effective on June 1, 2016 and July 1, 2016.  Additionally, in Automobile, ceded premiums as a percentage of gross premiums earned decreased to 65% this quarter compared with 79% in the same period last year.  This decrease is the result of one of our auto programs exceeding the premium limit in the related reinsurance treaty.  This program was terminated effective July 1, 2017.

  Together, the increase in gross earned premium and the decrease in ceded premiums drove net premiums earned of $83.2 million, a $23.1 million increase, or 38.5%, from the same three-month period last year.

  Net realized investment gains were $2.6 million for the three months ended June 30, 2017, compared to less than $0.1 million in the prior year period.  This increase was driven by a redistribution of our equity portfolio between our investment managers during the second quarter of 2017.

  Other income decreased $0.1 million to $4.7 million for the current quarter, compared with $4.8 million in the prior year period.  The decrease was primarily the result of a profitability management decision to move from 12-month term Automobile policies to 6-month policy terms in one of our largest programs enabling rate increases to take effect more quickly.  Increases in other income in Homeowners and Other largely offset the decline from Automobile.

Expenses

  Losses and loss adjustment expenses (“LAE”) increased $6.0 million, or 12.2%, to $55.0 million for the three months ended June 30, 2017, compared with $49.0 million for the same three-month period last year.  Losses and LAE includes reported claims, whether paid or unpaid, as well as the provision of reserves for estimated reported claims.  Approximately $5 million of the increase in losses and LAE represents a volume variance driven strictly by growth in premiums in the second quarter of 2017 compared with the second quarter of 2016.  Losses were also impacted by claims, net of reinsurance of $2.8 million related to rainstorms, tornados, and other severe weather events during the quarter in the states of Florida, Louisiana and Texas.  Additionally, the Company experienced adverse development, net of reinsurance, of $3.1 million in Automobile and Homeowners. These increased losses were lower than the elevated level of losses in the second quarter of 2016 related to Homeowners’ adverse development and the impact of severe weather events, such as Tropical Storm Colin.  The remainder of the quarter-over-quarter variance is related to lower ceded losses in the 2017 quarter as a result of the expiration of the 30% Florida-only property quota share treaty, as noted above.

  During the quarter, we reclassified $3.5 million of net reserves related to our commercial general liability business, which resides in the Other line of business, to Homeowners.  This movement was a direct result of reassessing our reserves at a line of business level.  Previously, we assessed the adequacy of our loss reserves on a consolidated company basis.  This reclassification had no impact on net income on a consolidated basis and no impact to the overall consolidated net loss reserves.

  Commissions and other underwriting expenses increased $14.2 million, or 89.1%, to $30.2 million for the three months ended June 30, 2017, compared with $16.0 million for the three months ended June 30, 2016. The increase was the result of higher acquisition costs in support of the premium growth in Homeowners and the lower ceded commissions from the expiration of the 30% Florida-only property quota share treaty on July 1, 2016.

Stock Repurchase Program

  During the second quarter of 2017, the Company repurchased 390,923 shares of common stock for $6.2 million at a weighted average price of $15.82.  The Company has repurchased an additional 84,445 shares subsequent to quarter end.

Conference Call Information

The Company will hold an investor conference call at 9:00 AM (ET) Tuesday, August 8, 2017. The Company’s CEO, Michael Braun, its CFO, Ronald Jordan, and its CAO, Erick Fernandez will discuss the financial results and review the outlook for the Company. Messrs. Braun, Jordan and Fernandez invite interested parties to participate in the conference call.

Listeners interested in participating in the Q&A session may dial-in with the number below:
(877) 303-6913

Conference ID: 53101026

A live webcast of the call will be available online via the “Conference Calls” section of the Company’s website at FedNat.com or interested parties can click on the following link:

http://www.fednat.com/investors/conference-calls/

Please call at least five minutes in advance to ensure that you are connected prior to the presentation.  A webcast replay of the conference call will be available shortly after the live webcast is completed and may be accessed via the Company’s website.

About the Company

The Company is authorized to underwrite, and/or place through our wholly owned subsidiaries, homeowners’ multi-peril, personal automobile, commercial general liability, federal flood, and various other lines of insurance in Florida and various other states.  The Company also serves as managing general agent for its joint venture, Monarch National Insurance Company. The Company markets and distributes its own and third-party insurers’ products and our other services through a network of independent agents. The Company also utilizes a select number of general agents for the same purpose.

Forward-Looking Statements /Safe Harbor Statements

Safe harbor statement under the Private Securities Litigation Reform Act of 1995:

Statements that are not historical fact are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein. Without limiting the generality of the foregoing, words such as “anticipate,” “believe,” “budget,” “contemplate,” “continue,” “could,” “envision,” “estimate,” “expect,” “guidance,” “indicate,” “intend,” “may,” “might,” “plan,” “possibly,” “potential,” “predict,” “probably,” “pro-forma,” “project,” “seek,” “should,” “target,” or “will” or the negative thereof or other variations thereon and similar words or phrases or comparable terminology are intended to identify forward-looking statements.

Forward-looking statements might also include, but are not limited to, one or more of the following:

  Projections of revenues, income, earnings per share, dividends, capital structure or other financial items or measures;
  Descriptions of plans or objectives of management for future operations, insurance products/or services;
  Forecasts of future insurable events, economic performance, liquidity, need for funding and income; and
  Descriptions of assumptions or estimates underlying or relating to any of the foregoing.

The risks and uncertainties include, without limitation, risks and uncertainties related to estimates, assumptions and projections generally; the nature of the Company’s business; the adequacy of its reserves for losses and loss adjustment expense; claims experience; weather conditions (including the severity and frequency of storms, hurricanes, tornadoes and hail) and other catastrophic losses; reinsurance costs and the ability of reinsurers to indemnify the Company; raising additional capital and our potential failure to meet minimum capital and surplus requirements; potential assessments that support property and casualty insurance pools and associations; the effectiveness of internal financial controls; the effectiveness of our underwriting, pricing and related loss limitation methods; changes in loss trends, including as a result of insureds’ assignment of benefits; court decisions and trends in litigation; our potential failure to pay claims accurately; ability to obtain regulatory approval applications for requested rate increases, or to underwrite in additional jurisdictions, and the timing thereof; the impact that the results of the Monarch joint venture may have on our results of operations; inflation and other changes in economic conditions (including changes in interest rates and financial markets); pricing competition and other initiatives by competitors; legislative and regulatory developments; the outcome of litigation pending against the Company, and any settlement thereof; dependence on investment income and the composition of the Company’s investment portfolio; insurance agents; ratings by industry services; the reliability and security of our information technology systems; reliance on key personnel; acts of war and terrorist activities; and other matters described from time to time by the Company in releases and publications, and in periodic reports and other documents filed with the United States Securities and Exchange Commission.

In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including claims and litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for a contingency. Reported results may therefore appear to be volatile in certain accounting periods.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.  We do not undertake any obligation to update publicly or revise any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

FEDERATED NATIONAL HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

	(in thousands, except per share data)
Revenue:
Gross premiums written	$168,692	$171,218	$314,743	$307,242
Gross premiums earned	150,563	137,334	298,541	265,433
Ceded premiums earned	(67,404)	(77,289)	(136,889)	(150,391)
Net premiums earned	83,159	60,045	161,652	115,042
Net investment income	2,560	2,194	4,878	4,234
Net realized investment gains	2,648	7	2,543	934
Direct written policy fees	4,486	4,925	9,571	9,127
Other income	4,710	4,778	9,637	8,828
Total revenue	97,563	71,949	188,281	138,165

Costs and expenses:
Losses and loss adjustment expenses	54,956	48,983	108,722	80,243
Commissions and other underwriting expenses	30,197	15,971	57,336	31,364
General and administrative expenses	5,076	5,086	9,695	9,167
Interest expense	82	94	166	178
Total costs and expenses	90,311	70,134	175,919	120,952

Income before income taxes	7,252	1,815	12,362	17,213
Income taxes	2,635	697	4,573	6,492
Net income	4,617	1,118	7,789	10,721
Net (loss) income attributable to noncontrolling interest	(328)	127	(301)	195
Net income attributable to Federated National Holding Company shareholders	$4,945	$991	$8,090	$10,526

Net income per share:
Basic	$0.38	$0.07	$0.61	$0.76
Diluted	$0.37	$0.07	$0.60	$0.75
Number of shares used to calculate net income per share:
Basic	13,171	13,805	13,305	13,816
Diluted	13,256	13,988	13,405	14,013

Dividends declared per share of common stock	$0.08	$0.06	$0.16	$0.11

FEDERATED NATIONAL HOLDING COMPANY AND SUBSIDIARIES
Selected Operating Metrics
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

Gross premiums written:	(in thousands)
Homeowners/Fire Florida	$136,811	$136,395	$247,664	$244,020
Homeowners/Fire non-Florida	14,815	9,253	25,183	16,295
Personal automobile	10,622	18,996	29,913	34,685
Commercial general liability	2,926	3,571	6,222	7,322
Federal flood	3,518	3,003	5,761	4,920
Total gross premiums written	$168,692	$171,218	$314,743	$307,242

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

Gross premiums earned:	(in thousands)
Homeowners/Fire Florida	$119,832	$111,637	$237,376	$219,185
Homeowners/Fire non-Florida	10,230	6,785	19,330	12,639
Personal automobile	14,760	13,283	30,407	22,416
Commercial general liability	3,140	3,444	6,334	6,921
Federal flood	2,601	2,185	5,094	4,272
Total gross premiums earned	$150,563	$137,334	$298,541	$265,433

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

Net premiums earned:	(in thousands)
Homeowners/Fire	$74,958	$54,028	$145,554	$104,135
Personal automobile	5,224	2,752	10,093	4,346
Commercial general liability	2,977	3,265	6,005	6,561
Total net premiums earned	$83,159	$60,045	$161,652	$115,042

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

Commissions and other underwriting expenses:	(in thousands)
Homeowners/Fire Florida	$14,407	$13,739	$28,464	$26,025
All other lines of business	8,210	7,027	16,734	13,022
Ceded commissions	(4,633)	(14,366)	(9,696)	(27,788)
Total commissions and other fees	17,984	6,400	35,502	11,259
Salaries and wages	3,728	2,711	7,403	6,809
Other underwriting expenses	8,485	6,860	14,431	13,296
Total commissions and other underwriting expenses:	$30,197	$15,971	$57,336	$31,364

FEDERATED NATIONAL HOLDING COMPANY AND SUBSIDIARIES
Selected Operating Metrics (continued)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net Loss Ratio	66.1%	81.6%	67.3%	69.8%
Net Expense Ratio	42.4%	35.1%	41.5%	35.2%
Combined Ratio	108.5%	116.6%	108.7%	105.0%
Gross Loss Ratio	48.5%	54.5%	49.3%	48.4%
Gross Expense Ratio	26.5%	25.8%	25.7%	25.7%
Book value per share excluding noncontrolling interest	$16.97	$17.92	$16.97	$17.92

FEDERATED NATIONAL HOLDING COMPANY AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
Quarterly Statements of Operations and Operating Metrics
(Unaudited)

	Consolidated
	Three Months Ended
	March 31, 2016	June 30, 2016	Sept 30, 2016	Dec 31, 2016	March 31, 2017	June 30, 2017
	(in thousands)
Revenue:
Gross premiums written	$136,024	$171,218	$161,137	$137,105	$146,051	$168,692
Gross premiums earned	128,099	137,334	147,624	152,365	147,978	150,563
Ceded premiums earned	(73,102)	(77,289)	(78,219)	(76,940)	(69,485)	(67,404)
Net premiums earned	54,997	60,045	69,405	75,425	78,493	83,159
Net investment income	2,040	2,194	2,164	2,665	2,318	2,560
Net realized investment gains	927	7	1,126	985	(105)	2,648
Direct written policy fees	4,202	4,925	4,318	4,285	5,085	4,486
Other income	4,050	4,778	4,493	4,071	4,927	4,710
Total revenue	66,216	71,949	81,506	87,431	90,718	97,563

Costs and expenses:
Losses and loss adjustment expenses	31,260	48,983	45,973	69,765	53,766	54,956
Commissions and other underwriting expenses	15,393	15,971	29,867	29,622	27,139	30,197
General and administrative expenses	4,081	5,086	4,044	3,975	4,619	5,076
Interest expense	84	94	81	89	84	82
Total costs and expenses	50,818	70,134	79,965	103,451	85,608	90,311
Income (loss) before income taxes	15,398	1,815	1,541	(16,020)	5,110	7,252
Income taxes	5,795	697	103	(3,912)	1,938	2,635
Net income (loss)	9,603	1,118	1,438	(12,108)	3,172	4,617
Net income (loss) attributable to noncontrolling interest	68	127	44	8	27	(328)
Net income (loss) attributable to Federated National Holding Company shareholders	$9,535	$991	$1,394	$(12,116)	$3,145	$4,945

Net Loss Ratio	56.8%	81.6%	66.2%	92.5%	68.5%	66.1%
Net Expense Ratio	35.4%	35.1%	48.9%	44.5%	40.5%	42.4%
Combined Ratio	92.2%	116.6%	115.1%	137.0%	109.0%	108.5%
Gross Loss Ratio	41.9%	54.5%	48.9%	79.6%	50.0%	48.5%
Gross Expense Ratio	25.7%	25.8%	26.5%	24.7%	24.8%	26.5%

FEDERATED NATIONAL HOLDING COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)

	June 30,	December 31,
	2017	2016

ASSETS	(in thousands, except share and per share data)
Investments
Debt securities, available-for-sale, at fair value	$383,910	$374,756
Debt securities, held-to-maturity, at amortized cost	5,421	5,551
Equity securities, available-for-sale, at fair value	45,445	29,375
Total investments	434,776	409,682

Cash and cash equivalents	99,529	74,593
Prepaid reinsurance premiums	120,589	156,932
Premiums receivable, net of allowance	59,422	54,854
Reinsurance recoverable, net	41,090	48,530
Deferred acquisition costs	41,299	37,477
Income taxes receivable	13,468	13,871
Property and equipment, net	4,298	4,194
Other assets	11,250	11,509
TOTAL ASSETS	$825,721	$811,642

LIABILITIES
Loss and loss adjustment expense reserves	$156,973	$158,476
Unearned premiums	310,224	294,022
Reinsurance payable	69,782	79,154
Debt from consolidated variable interest entity	4,919	4,909
Deferred income taxes, net	7,397	1,433
Other liabilities	36,589	35,792
Total liabilities	585,884	573,786

SHAREHOLDERS’ EQUITY
Preferred stock, $0.01 par value: 1,000,000 shares authorized	-	-
Common stock, $0.01 par value: 25,000,000 shares authorized; 13,060,207 and 13,473,120 shares issued and outstanding, respectively	130	134
Additional paid-in capital	138,191	136,779
Accumulated other comprehensive income	5,157	1,941
Retained earnings	78,190	80,275
Total Federated National Holding Company shareholders’ equity	221,668	219,129
Noncontrolling interest	18,169	18,727
Total shareholders' equity	239,837	237,856
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$825,721	$811,642

FEDERATED NATIONAL HOLDING COMPANY AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
Statements of Operations and Operating Metrics by Line of Business
(Unaudited)

	Three Months Ended June 30,
	2017				2016
	Homeowners	Automobile	Other	Consolidated	Homeowners	Automobile	Other	Consolidated

	(in thousands)
Revenue:
Gross premiums written	$151,626	$10,622	$6,444	$168,692	$145,648	$18,996	$6,574	$171,218
Gross premiums earned	130,062	14,760	5,741	150,563	118,422	13,283	5,629	137,334
Ceded premiums earned	(55,104)	(9,536)	(2,764)	(67,404)	(64,394)	(10,531)	(2,364)	(77,289)
Net premiums earned	74,958	5,224	2,977	83,159	54,028	2,752	3,265	60,045
Net investment income	—	—	2,560	2,560	—	—	2,194	2,194
Net realized investment gains	—	—	2,648	2,648	—	—	7	7
Direct written policy fees	2,559	1,767	160	4,486	2,398	2,356	171	4,925
Other income	2,753	970	987	4,710	2,092	1,889	797	4,778
Total revenue	80,270	7,961	9,332	97,563	58,518	6,997	6,434	71,949

Costs and expenses:
Losses and loss adjustment expenses	49,095	7,086	(1,225)	54,956	43,478	2,203	3,302	48,983
Commissions and other underwriting expenses	25,741	3,217	1,239	30,197	12,830	2,008	1,133	15,971
General and administrative expenses	3,883	175	1,018	5,076	3,900	150	1,036	5,086
Interest expense	82	—	—	82	94	—	—	94
Total costs and expenses	78,801	10,478	1,032	90,311	60,302	4,361	5,471	70,134

Income (loss) before income taxes	1,469	(2,517)	8,300	7,252	(1,784)	2,636	963	1,815
Income taxes	567	(970)	3,038	2,635	(688)	1,016	369	697
Net income (loss)	902	(1,547)	5,262	4,617	(1,096)	1,620	594	1,118
Net (loss) income attributable to noncontrolling interest	(328)	—	—	(328)	127	—	—	127
Net income (loss) attributable to Federated National Holding Company shareholders	$1,230	$(1,547)	$5,262	$4,945	$(1,223)	$1,620	$594	$991

Net loss ratio	65.5%	135.6%	(41.1)%	66.1%	80.5%	80.1%	101.1%	81.6%
Net expense ratio	39.5%	64.9%		42.4%	31.0%	78.4%		35.1%
Combined ratio	105.0%	200.6%		108.5%	111.4%	158.5%		116.6%

FEDERATED NATIONAL HOLDING COMPANY AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
Statements of Operations and Operating Metrics by Line of Business
(Unaudited)
(Continued)

	Six Months Ended June 30,
	2017				2016
	Homeowners	Automobile	Other	Consolidated	Homeowners	Automobile	Other	Consolidated

	(in thousands)
Revenue:
Gross premiums written	$272,847	$29,913	$11,983	$314,743	$260,315	$34,685	$12,242	$307,242
Gross premiums earned	256,706	30,407	11,428	298,541	231,824	22,416	11,193	265,433
Ceded premiums earned	(111,152)	(20,314)	(5,423)	(136,889)	(127,689)	(18,070)	(4,632)	(150,391)
Net premiums earned	145,554	10,093	6,005	161,652	104,135	4,346	6,561	115,042
Net investment income	-	-	4,878	4,878	-	-	4,234	4,234
Net realized investment gains	-	-	2,543	2,543	-	-	934	934
Direct written policy fees	4,629	4,622	320	9,571	4,288	4,500	339	9,127
Other income	5,485	2,487	1,665	9,637	3,908	3,520	1,400	8,828
Total revenue	155,668	17,202	15,411	188,281	112,331	12,366	13,468	138,165

Costs and expenses:
Losses and loss adjustment expenses	93,897	13,512	1,313	108,722	70,812	3,729	5,702	80,243
Commissions and other underwriting expenses	48,155	6,695	2,486	57,336	25,642	3,399	2,323	31,364
General and administrative expenses	7,373	350	1,972	9,695	7,094	300	1,773	9,167
Interest expense	166	-	-	166	178	-	-	178
Total costs and expenses	149,591	20,557	5,771	175,919	103,726	7,428	9,798	120,952

Income (loss) before income taxes	6,077	(3,355)	9,640	12,362	8,605	4,938	3,670	17,213
Income taxes	2,345	(1,294)	3,522	4,573	3,320	1,904	1,268	6,492
Net income (loss)	3,732	(2,061)	6,118	7,789	5,285	3,034	2,402	10,721
Net (loss) income attributable to noncontrolling interest	(301)	-	-	(301)	195	-	-	195
Net income (loss) attributable to Federated National Holding Company shareholders	$4,033	$(2,061)	$6,118	$8,090	$5,090	$3,034	$2,402	$10,526

Net loss ratio	64.5%	133.9%	21.9%	67.3%	68.0%	85.8%	86.9%	69.8%
Net expense ratio	38.1%	69.8%		41.5%	31.4%	85.1%		35.2%
Combined ratio	102.7%	203.7%		108.7%	99.4%	170.9%		105.0%

FEDERATED NATIONAL HOLDING COMPANY AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
Quarterly Statements of Operations and Operating Metrics by Line of Business
(Unaudited)
(Continued)

	Homeowners
	Three Months Ended
	March 31, 2016	June 30, 2016	Sept 30, 2016	Dec 31, 2016	March 31, 2017	June 30, 2017
	(in thousands)
Revenue:
Gross premiums written	$114,667	$145,648	$133,532	$118,890	$121,221	$151,626
Gross premiums earned	113,402	118,422	124,709	127,821	126,644	130,062
Ceded premiums earned	(63,295)	(64,394)	(62,288)	(59,996)	(56,048)	(55,104)
Net premiums earned	50,107	54,028	62,421	67,825	70,596	74,958
Direct written policy fees	1,890	2,398	2,190	1,926	2,070	2,559
Other income	1,816	2,092	2,765	2,673	2,732	2,753
Total revenue	53,813	58,518	67,376	72,424	75,398	80,270

Costs and expenses:
Losses and loss adjustment expenses	27,334	43,478	40,399	58,709	44,802	49,095
Commissions and other underwriting expenses	12,812	12,830	23,875	23,088	22,414	25,741
General and administrative expenses	3,194	3,900	3,033	2,952	3,490	3,883
Interest expense	84	94	81	89	84	82
Total costs and expenses	43,424	60,302	67,388	84,838	70,790	78,801
Income (loss) before income taxes	10,389	(1,784)	(12)	(12,414)	4,608	1,469
Income taxes	4,008	(688)	(4)	(4,787)	1,778	567
Net income (loss)	6,381	(1,096)	(8)	(7,627)	2,830	902
Net income (loss) attributable to noncontrolling interest	68	127	44	8	27	(328)
Net income (loss) attributable to Federated National Holding Company shareholders	$6,313	$(1,223)	$(52)	$(7,635)	$2,803	$1,230

Net Loss Ratio	54.6%	80.5%	64.7%	86.6%	63.5%	65.5%
Net Expense Ratio	31.9%	31.0%	43.1%	38.4%	36.7%	39.5%
Combined Ratio	86.5%	111.4%	107.8%	125.0%	100.2%	105.0%

FEDERATED NATIONAL HOLDING COMPANY AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
Quarterly Statements of Operations and Operating Metrics by Line of Business
(Unaudited)
(Continued)

	Automobile
	Three Months Ended
	March 31, 2016	June 30, 2016	Sept 30, 2016	Dec 31, 2016	March 31, 2017	June 30, 2017
	(in thousands)
Revenue:
Gross premiums written	$15,689	$18,996	$21,523	$13,271	$19,291	$10,622
Gross premiums earned	9,133	13,283	17,163	18,732	15,647	14,760
Ceded premiums earned	(7,539)	(10,531)	(13,409)	(14,308)	(10,778)	(9,536)
Net premiums earned	1,594	2,752	3,754	4,424	4,869	5,224
Direct written policy fees	2,144	2,356	1,977	2,216	2,855	1,767
Other income	1,631	1,889	1,318	604	1,517	970
Total revenue	5,369	6,997	7,049	7,244	9,241	7,961

Costs and expenses:
Losses and loss adjustment expenses	1,526	2,203	3,498	5,829	6,426	7,086
Commissions and other underwriting expenses	1,391	2,008	4,883	5,325	3,478	3,217
General and administrative expenses	150	150	150	150	175	175
Total costs and expenses	3,067	4,361	8,531	11,304	10,079	10,478
Income (loss) before income taxes	2,302	2,636	(1,482)	(4,060)	(838)	(2,517)
Income taxes	888	1,016	(572)	(1,566)	(324)	(970)
Net income (loss) attributable to Federated National Holding Company shareholders	$1,414	$1,620	$(910)	$(2,494)	$(514)	$(1,547)

Net Loss Ratio	95.7%	80.1%	93.2%	131.8%	132.0%	135.6%
Net Expense Ratio	96.7%	78.4%	134.1%	123.8%	75.0%	64.9%
Combined Ratio	192.4%	158.5%	227.3%	255.5%	207.0%	200.6%

FEDERATED NATIONAL HOLDING COMPANY AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
Quarterly Statements of Operations and Operating Metrics by Line of Business
(Unaudited)
(Continued)

	Other
	Three Months Ended
	March 31, 2016	June 30, 2016	Sept 30, 2016	Dec 31, 2016	March 31, 2017	June 30, 2017
	(in thousands)
Revenue:
Gross premiums written	$5,668	$6,574	$6,082	$4,944	$5,539	$6,444
Gross premiums earned	5,564	5,629	5,752	5,812	5,687	5,741
Ceded premiums earned	(2,268)	(2,364)	(2,522)	(2,636)	(2,659)	(2,764)
Net premiums earned	3,296	3,265	3,230	3,176	3,028	2,977
Net investment income	2,040	2,194	2,164	2,665	2,318	2,560
Net realized investment gains	927	7	1,126	985	(105)	2,648
Direct written policy fees	168	171	151	143	160	160
Other income	603	797	410	794	678	987
Total revenue	7,034	6,434	7,081	7,763	6,079	9,332

Costs and expenses:
Losses and loss adjustment expenses	2,400	3,302	2,076	5,227	2,538	(1,225)
Commissions and other underwriting expenses	1,190	1,133	1,109	1,209	1,247	1,239
General and administrative expenses	737	1,036	861	873	954	1,018
Interest expense	-	-	-	-	-	-
Total costs and expenses	4,327	5,471	4,046	7,309	4,739	1,032
Income before income taxes	2,707	963	3,035	454	1,340	8,300
Income taxes	899	369	679	2,441	484	3,038
Net income (loss) attributable to Federated National Holding Company shareholders	$1,808	$594	$2,356	$(1,987)	$856	$5,262

Net Loss Ratio	72.8%	101.1%	64.3%	164.6%	83.8%	(41.1)%

CONTACT:
Michael H. Braun, CEO (954) 308-1322,
Ronald Jordan, CFO (954) 308-1363,
or Erick A. Fernandez, CAO (954) 308-1341
Federated National Holding Company